Exhibit 23.9


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 1, 1996, on the financial statements of Hudson Cellular Limited Partnership as of December 31, 1995, and for the year then ended, (and to all references to our firm) included in or made a part of Amendment No. 1 to PriCellular Corporation's registration statement on Form S-3 (File No. 333-19353).



                                              /s/ Arthur Andersen LLP

Chicago, Illinois
January 21, 1997